UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2021

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Computer Programs and Systems, Inc. (the “Company”) was held on May 13, 2021. Summarized below are descriptions of the matters voted on at the 2021 Annual Meeting and the final results of such voting:

Proposal 1 – Election of One Class I Director. The stockholders elected the director nominee to serve as a Class I director until the Company’s 2024 Annual Meeting of Stockholders and until a successor has been duly elected and qualified. The nominee was a current Class I director of the Company who was re-elected. The result of the vote taken at the 2021 Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Glenn P. Tobin	11,225,240	299,774	2,925	1,245,864

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2021 Proxy Statement in accordance with the compensation disclosure rules of the Commission. The result of the vote taken at the 2021 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,206,593	287,547	33,799	1,245,864

Proposal 3 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accountants of the Company for the year ending December 31, 2021. The result of the vote taken at the 2021 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
12,618,598	154,007	1,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 14, 2021	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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